EXHIBIT 10.1
Human Genome Sciences, Inc.
Amended and Restated 2000 Stock Incentive Plan
Restricted Stock Agreement
Award Recipient:
Number of Shares:
     This Agreement (the “Agreement”) evidences the award of ___restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the Common Stock of Human Genome Sciences, Inc. (the “Common Stock”), a Delaware corporation (the “Company”), granted to you, ___, effective as of ___(the “Grant Date”), pursuant to the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan, as amended (the “Plan”) and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.
     1.      Terminology. Capitalized words used in this Agreement not defined above are defined in the Glossary at the end of the Agreement, or as otherwise provided herein.
     2.      Vesting. All of the Award Shares are nonvested and forfeitable as of the Grant Date. So long as your Service with the Company is continuous from [your first day of active employment with the Company][the Grant Date] through the applicable date upon which vesting is scheduled to occur, ___percent of the Award Shares will vest and become nonforfeitable on ___, 20___, an additional ___percent of the Award Shares will vest and become nonforfeitable on ___, 20___, and the remaining ___percent of the Award Shares will vest and become nonforfeitable on ___, 20___. Unless otherwise determined by the Administrator, none of the nonvested and forfeitable Award Shares will become vested and nonforfeitable after your Service with the Company ceases. [Include the following for executives who participate in the Key Executive Severance Plan: Notwithstanding the foregoing, unless earlier forfeited, vesting of the Award Shares will accelerate so that the unvested portion of the Award Shares will become one hundred percent vested and nonforfeitable as of the Effective Date of a Change of Control, as those terms are defined in the Key Executive Severance Plan.]
     3.      Termination of Employment or Service. If your Service with the Company ceases for any reason, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited to the Company upon such cessation for no consideration, except as provided in Section 2.
     4.      Restrictions on Transfer.
               (a)      Until an Award Share becomes vested and nonforfeitable, it may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
               (b)      The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.
     5.      Stock Certificates. You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. All regular cash dividends on the Award Shares held by the Company will be paid directly to you. As soon as practicable after vesting of the Award Shares, the Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf, for such vested Award Shares.

     6.      Tax Election and Tax Withholding.
               (a)      The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require you to make a cash payment to the Company equal to the amount required to be withheld. If you do not make such payment when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Administrator for such payment have been made.
               (b)      You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.
     7.      Adjustments and Corporate Reorganizations.
               (a)      Subject to any required action by the Company (which will be promptly taken) or its shareholders, and subject to the provisions of the Delaware General Corporation Law, if the outstanding Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without receipt of consideration by the Company occurring after the Grant Date, a proportionate and appropriate adjustment shall be made to the number of shares of Common Stock underlying the grant of Award Shares pursuant to this Agreement (the “Award”), so that your proportionate interest immediately following such event shall, to the extent practicable, be the same as immediately before such event. No fractional Award Shares will result from any such adjustments. The Administrator will make the adjustments required by this Section 7(a) and its determination will be final, binding and conclusive. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator.
               (b)      Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Award are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such event in the same manner and to the same extent as the Award Shares.
     8.      Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable Award Shares or any other adverse effect on your interests under the Plan.

     9.      Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, you are entitled to all rights of a stockholder of the Company, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.
     10.      The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     11.      Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     12.      Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.
     13.      Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
     14.      Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
     15.      Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which include the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.
     16.      Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     17.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

GLOSSARY
               (a)      “Administrator” means the Board of Directors of Human Genome Sciences, Inc. or such committee or committees appointed by the Board to administer the Plan.
               (b)      “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Human Genome Sciences, Inc. (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.
               (c)      “Company” means Human Genome Sciences, Inc. and its Affiliates, except where the context otherwise requires.
               (d)      “Key Executive Severance Plan” means the Human Genome Sciences, Inc. Key Executive Severance Plan, as adopted by the Company and as may be amended or replaced at any time.
               (e)      “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not Human Genome Sciences, Inc. or an Affiliate of Human Genome Sciences, Inc.
               (f)      “You” or “Your” means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

HUMAN GENOME SCIENCES, INC.
By:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors or the Administrator upon any questions arising under the Plan.
WITNESS:

[Name]

Date:

Address:

Enclosures:
•	Prospectus for the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan

•	Stock Power

•	Section 83(b) Notice and Sample Election Form

STOCK POWER
     FOR VALUE RECEIVED, the undersigned, ____________, hereby sells, assigns and transfers unto Human Genome Sciences, Inc., a Delaware corporation (the “Company”), or its successor, _________shares of common stock, par value $.01 per share, of the Company standing in my name on the books of the Company, represented by Certificate No. _________, which is attached hereto, and hereby irrevocably constitutes and appoints __________________________________________as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.
WITNESS:

Dated:

IMPORTANT TAX INFORMATION
INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS
1.	The 83(b) Election is Irrevocable. The 83(b) Election is a voluntary election that is available to you. It is your decision whether to file an 83(b) Election.

2.	The 83(b) Election Form must be filed with the Internal Revenue Service within 30 days of the Grant Date; no exceptions to this rule are made.

3.	You must provide a copy of the 83(b) Election Form to the Corporate Secretary or other designated officer of the Company. This copy should be provided to the Company at the same time that you file your 83(b) Election Form with the Internal Revenue Service.

4.	In addition to making the filing under Item 2 above, you must attach a copy of your 83(b) Election Form to your tax return for the taxable year that includes the Grant Date.

5.	If you make an 83(b) Election and later forfeit the Award Shares, you will not be entitled to a refund of the taxes paid with respect to the gross income you recognized under the 83(b) Election.

6.	You must consult your personal tax advisor before making an 83(b) Election. The attached election forms are intended as samples only, they must be tailored to your circumstances and may not be relied upon without consultation with a personal tax advisor.

SECTION 83(b) ELECTION FORM
Election Pursuant to Section 83(b) of the Internal Revenue Code to Include Property in Gross Income
in Year of Transfer
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
     1.      The name, address, and taxpayer identification number of the undersigned are:
               _______________________________
               _______________________________
               _______________________________
               ___-___-___
     2.      The property with respect to which the election is made is ____________shares of Common Stock, par value $.01 per share, of Human Genome Sciences, Inc., a Delaware corporation (the “Company”).
     3.      The date on which the property was transferred was ____________, the date on which the taxpayer received the property pursuant to a grant of restricted stock.
     4.      The taxable year to which this election relates is calendar year 20___.
     5.      The property is subject to restrictions in that the property is not transferable and is subject to a substantial risk of forfeiture until the taxpayer vests in the property. The taxpayer will vest in ______percent of the shares of Common Stock on ____________, 20___, in an additional ___ percent of the shares on ____________, 20___, and in the remaining ___percent of the shares on _________, 20___, provided the taxpayer is in the employ of the Company on such dates.
     6.      The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $_________  per share; with a cumulative fair market value of $____________. The taxpayer did not pay any amount for the property transferred.
     7.      A copy of this statement was furnished to Human Genome Sciences, Inc., for whom the taxpayer rendered the services underlying the transfer of such property.
     8.      This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Internal Revenue Code.
     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.
     Signed:___________________________
     Date:_____________________________

Letter for filing §83(b) Election Form
[Date]
CERTIFIED MAIL
RETURN RECEIPT REQUESTED
Internal Revenue Service Center
_______________________________
_______________________________
_______________________________
(the Service Center to which individual income tax return is filed)

Re:	83(b) Election of [Name] Social Security Number: ______________________

Dear Sir/Madam:
     Enclosed is an election under §83(b) of the Internal Revenue Code of 1986, as amended, with respect to certain shares of stock of Human Genome Sciences, Inc. that were transferred to me on ____________, 20___.
     Please file this election.
Sincerely,

____________________________
[Name]
     cc: Corporate Secretary of Human Genome Sciences, Inc.